UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 587-6280

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	OBCI	The NASDAQ Stock Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Ocean Bio-Chem, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 3, 2022. The proposals submitted by the Board of Directors to a vote of the shareholders, and the results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors.

The following nominees were elected by the shareholders to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified:

Nominees	For	Withhold	Non-Votes
Jeffrey S. Barocas	6,401,777	534,333	1,555,592
Diana M. Conard	6,759,163	176,947	1,555,592
Gregor M. Dornau	6,403,757	532,353	1,555,592
Peter G. Dornau	6,409,729	526,381	1,555,592
William W. Dudman	6,403,277	532,833	1,555,592
James M. Kolisch	6,219,286	716,824	1,555,592
Kimberly A. Krause	6,759,380	176,730	1,555,592
John B. Turner	6,748,377	187,733	1,555,592

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.

The shareholders ratified the appointment of Accell Audit & Compliance, PA as the Company's independent registered public accounting firm for 2022. The voting results were as follows:

For	Against	Abstain	Non-Votes

8,488,168	2,800	734	-

Proposal No. 3 — Advisory Vote on the Compensation of our Named Executive Officers;

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows.

For	Against	Abstain	Non-Votes

6,886,668	32,432	17,010	1,555,592

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 03, 2022	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer

2